UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 13, 2011
SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614 (Address of Principal Executive Offices) (Zip Code)

(949) 955-1250
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

In May 2011, Commercial Court No. 6 (Bankruptcy Court) in Madrid, Spain issued an order approving the liquidation of a portion of the assets owned by Afinsa Bienes Tangibles, S.A. (“Afinsa”), which, together with its wholly-owned subsidiary Auctentia, S.L. (“Auctentia”), owns approximately 58% of the Company's outstanding common stock. The Company understands that this order became final on or about June 13, 2011. Afinsa has been in bankruptcy proceedings in Spain since July 2006.

Under the terms of the order, the trustees of Afinsa have been directed to sell the stock of the Company held by it and Auctentia within 12 months. If the stock has not been sold in one or more private transactions by the end of first eight months of that period, then the stock may thereafter be sold in the open market. This time frame may be extended under certain circumstances.

On June 17, 2011, the Company entered into an exclusive negotiating agreement with Afinsa, pursuant to which the Afinsa trustees have agreed to negotiate exclusively with the Company for the sale (or “buy-back”) of all or a portion of the shares for a period of four months, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2011	SPECTRUM GROUP INTERNATIONAL, INC.
		By:	/s/ Carol Meltzer
			Name:	Carol Meltzer
			Title:	General Counsel and Secretary